Exhibit 13.2

CERTIFICATIONS

In connection with this annual report on Form 20-F/A of VinFast Auto Ltd. (the “Company”) for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nguyen Thi Lan Anh, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2024

By:	/s/ Nguyen Thi Lan Anh
Nguyen Thi Lan Anh
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.